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                 [Letterhead of Wachtell, Lipton, Rosen & Katz]



                                                        Exhibit 5.1


                                October 7, 1996



Royal Oak Mines Inc.
5501 Lakeview Drive
Kirkland, Washington  98033


Ladies and Gentlemen:


     We have acted as special United States counsel for Royal Oak Mines Inc., an Ontario, Canada corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-4, registration number 333-11117, as amended, (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), filed with the Securities and Exchange Commission on August 30, 1996, relating to an offer to exchange (the "Exchange Offer") the Series B 11% Senior Subordinated Notes Due 2006 of the Company (the "Exchange Notes") for an equal principal amount of the Company's outstanding 11% Senior Subordinated Notes due 2006 (the "Notes"). The Exchange Notes will be guaranteed on a senior subordinated basis (the "Guarantee") by Kemess Mines Inc. (the "Guarantor"), an Ontario, Canada corporation that is a wholly owned subsidiary of the Company.


     The Notes were issued, and the Exchange Notes will be issued, under an Indenture dated as of August 12, 1996 (the "Indenture"), among the Company, the Guarantor and Mellon Bank, F.S.B., as Trustee (the "Trustee").

     As special United States counsel, we have examined the Registration Statement, the Indenture (included as Exhibit 4.1 to the Registration Statement), the form of the Exchange Notes (set forth as Exhibit B to the Indenture) and such other


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Royal Oak Mines Inc.
October 7, 1996
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documents, records and other matters as we have deemed necessary or appropriate in order to give the opinions set forth herein.

     We have, with your approval, assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, facsimile, conformed, electronic or photostatic copies and the authenticity of the originals of such copies. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents, and oral and written statements and representations, of officers and representatives of the Company and the Guarantor. We have not independently verified such information and assumptions.

     We have further, with your approval, assumed (without any independent investigation or verification of any kind) and have relied upon the opinion of Lang Michener, Canadian counsel for the Company, delivered to you today, as to (among other matters set forth therein): the due incorporation, valid existence and good standing of each of the Company and the Guarantor in its respective jurisdiction of incorporation; the possession by each of the Company and the Guarantor of the requisite corporate power and authority to execute, deliver and perform its respective obligations under the Exchange Notes, the Guarantee, and the Indenture; the due and valid authorization, due execution and delivery of the Indenture by each of the Company and the Guarantor; and the due and valid authorization of the Exchange Notes and the Guarantee by the Company and the Guarantor, respectively.

     Based upon and subject to the foregoing, assuming that the Indenture has been duly authorized, executed and delivered by, and represents the valid and binding obligation of, the Trustee, and when the Registration Statement, including any amendment thereto, shall have become effective under the Securities Act and the Indenture shall have been duly qualified under the Trust Indenture Act of 1939, as amended, it is our opinion that:

      A. the Indenture constitutes the legal, valid and binding obligation of each of the Company and the Guarantor, enforceable against each of the Company and the Guarantor in accordance with its terms;


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Royal Oak Mines Inc.
October 7, 1996
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     B. the Exchange Notes, when duly executed and delivered by or on behalf of the Company in the form contemplated by the Indenture upon the terms set forth in the Exchange Offer and authenticated by the Trustee or the Authenticating Agent (as defined in the Indenture) in accordance with the terms of the Indenture, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and

     C. the Guarantee, when duly executed and delivered by or on behalf of the Guarantor upon the terms set forth in the Exchange Offer, will constitute the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms;

subject, in each case, to (a) bankruptcy, insolvency, moratorium, reorganization and other laws of general applicability relating to or affecting creditors' rights from time to time in effect; (b) application of general principles of equity (regardless of whether considered in proceedings in equity or at law) and the discretion of the court before which any proceeding therefor may be brought;
(c) standards of commercial reasonableness and the implied covenant of good faith; and (d) public policy.

     In addition, the opinions expressed herein are subject to the following assumptions, exceptions, limitations, qualifications and comments:

      1. We express no opinion as to whether a federal or state court outside New York would give effect to the choice of New York law provided for in the Indenture.

      2. We express no opinion as to the effect of the laws of any jurisdiction (other than federal laws of the United States and the laws of the State of New York) wherein any holder of the Exchange Notes may be located which limit rates of interest that may be charged or collected by such holder.

      3. We express no opinion with respect to the lawfulness or enforceability of:

           (i) provisions relating to delay or omission of enforcement of rights or remedies, waivers of defenses, or waivers of benefits of any usury, appraisement, valuation, stay, extension, moratorium, redemption, statutes of limitation or other non-waivable benefits bestowed by operation of law;


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Royal Oak Mines Inc.
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     (ii) exculpation provisions, provisions relating to releases of unmatured claims, provisions purporting to waive immaterial rights, severability provisions and provisions similar in substance and nature to those described in the foregoing clause (i) and this clause (ii), insofar as any of the foregoing are contained in the Indenture; and


    (iii) indemnification or contribution provisions to the extent they purport to relate to liabilities from or based upon negligence or any violation of, or relate to rights of contribution or indemnification that are violative of, any law, rule or regulation or the public policy underlying any law, rule or regulation (including any federal, state or foreign securities law, rule or regulation).

     4. Certain of the remedial provisions and waivers with respect to the Guarantee contained in the Indenture may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the Guarantee, taken as a whole, and the Guarantee, taken as a whole, together with the laws of the State of New York, contains adequate provision for the practical realization of the benefits of the guarantee created thereby.

     5. Notwithstanding anything to the contrary in this opinion, we express no opinion as to the enforceability against the Company or the Guarantor of the Indenture, the Exchange Notes or the Guarantee to the extent the foregoing may fail to be enforceable due to the fact that the Company and the Guarantor are not organized under the laws of the United States or of any State thereof, although as of the date of this opinion we are not aware of any limitation on enforceability arising from such fact.

     6. We express no opinion as to the effect on the Indenture, the Exchange Notes or the Guarantee, or on the opinions expressed herein, of any fraudulent conveyance laws.

     We are not members of the Bar of any jurisdiction other than the State of New York. The opinions herein are limited to the laws of the State of New York and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction. In addition, we express no opinion as to

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any laws, statutes, regulations or other requirements relating to mining or the transfer of mineral rights under the laws of any jurisdiction.

     This opinion is rendered solely for your benefit in connection with the Exchange Offer. This opinion may not be used or relied upon by any other person and may not be disclosed, quoted, filed with a government agency or otherwise referred to without our prior written consent, except that we hereby consent (i) to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Validity of Exchange Notes" in the Prospectus that is a part of the Registration Statement and (ii) to your filing copies of this opinion as an Exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the Exchange Offer. In giving any such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                     Very truly yours,


                                     /s/ Wachtell, Lipton, Rosen & Katz